UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 30, 2020

CABOT CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE

(State or Other Jurisdiction of Incorporation)

1-5667	04-2271897
(Commission File Number)	(IRS Employer Identification No.)

TWO SEAPORT LANE, SUITE 1300, BOSTON, MASSACHUSETTS	02210-2019
(Address of Principal Executive Offices)	(Zip Code)

(617) 345-0100

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1 par value per share	CBT	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.06.	Material Impairments.

On September 30, 2020, Cabot Norit Americas, Inc. (“Cabot Norit”), a wholly-owned subsidiary of Cabot Corporation, and ADA Carbon Solutions (Operations) LLC (“ADACS”), a wholly-owned subsidiary of Advanced Emissions Solutions, Inc. (“ADES”), entered into a purchase and sale agreement for the sale, for a nominal amount, to ADACS of all of Cabot Norit’s membership interest in Marshall Mine LLC, which owns a lignite mine in Marshall, Texas (the “Marshall Mine”). At the same time, Cabot Norit entered into a long-term supply agreement with ADES’ subsidiary, ADA Carbon Solutions (Red River), LLC under which it will manufacture and supply Cabot Norit’s proprietary portfolio of lignite-based activated carbon products exclusively to Cabot Norit. As a result of these actions, Cabot made the determination, effective immediately, to cease manufacturing lignite-based activated carbon at its production facility in Marshall, Texas (the “Marshall Facility”) and idled its activation kilns at the Marshall Facility. Cabot Norit will continue certain operational activities including washing of activated carbon, as well as packaging and warehousing operations at the Marshall Facility. As a result of the sale of the Marshall Mine and the idling of the kilns at the Marshall Facility, based on the carrying values of these assets as of September 30, 2020, Cabot estimates that it will record a pre-tax charge for the loss on the sale and the impairment of assets of approximately $129 million in the fourth quarter of fiscal 2020.

The statement made in this Form 8-K regarding the amount and timing of the charge to earnings the Company expects to record constitutes a forward looking statement for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Actual results could differ materially from those expressed by the forward-looking statement as a result of various important factors, including finalization of the accounting impact of the sale of the mine and the idling of the activation kilns and other factors and risks discussed in the Company’s Annual Report on Form 10-K, the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2020 and in subsequent SEC filings, which are on file with the Securities and Exchange Commission. In addition, the forward-looking statement represent our estimate only as of today and should not be relied upon as representing our estimate as of any subsequent date. While we may elect to update forward-looking statements at some point in the future, we specifically disclaim any obligation to do so, even if our estimates change.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CABOT CORPORATION

By:	/s/ Erica McLaughlin
Name:	Erica McLaughlin
Title:	Senior Vice President and Chief Financial Officer

Date: September 30, 2020